Exhibit 21
SUBSIDIARIES OF APPLIED MATERIALS, INC.
As of October 27, 2019

LEGAL ENTITY NAME		PLACE OF INCORPORATION
AKT Japan, LLC		Delaware
AKT, Inc.	(1)	Japan
Applied Films Taiwan Co., Ltd.		Taiwan
Applied Materials (Holdings)	(2)	California
Applied Materials Asia-Pacific, LLC	(3)	Delaware
Applied Materials Canada, Inc.		Canada
Applied Materials Holdings S.à r.l.	(4)	Luxembourg
Applied Materials India Private Limited		India
Applied Materials Israel Ltd.	(5)	Israel
Applied Materials Netherlands B.V.	(6)	The Netherlands
Applied Materials SPVI, Inc.	(7)	Delaware
Applied Ventures, LLC	(8) (9)	Delaware
DFMSim, Inc.	(10)	Delaware
Semitool, Inc.		Montana
Varian Semiconductor Equipment Associates, Inc.	(11)	Delaware

(1) AKT, Inc. owns the following subsidiary:
AKT America, Inc.		California

(2) Applied Materials (Holdings) owns the following subsidiary:
Applied Materials UK Limited		California

(3) Applied Materials Asia-Pacific, LLC owns the following subsidiaries:
Applied Materials (China) Holdings, Ltd.	(a)	P.R. China
Applied Materials (Shanghai) Co., Ltd.		P.R. China
Applied Materials China, Limited	(b)	Hong Kong
Applied Materials Taiwan, Ltd.		Taiwan
(4) Applied Materials Holdings S.à r.l. owns the following subsidiaries:
Applied Materials Luxembourg 2 S.à r.l.		Luxembourg
Applied Materials U.S. Holdings LLC		Delaware

(5) Applied Materials Israel, Ltd. owns the following subsidiary:
ICT Integrated Circuit Testing GmbH		Germany

LEGAL ENTITY NAME		PLACE OF INCORPORATION
(6) Applied Materials Netherlands B.V. owns the following subsidiaries:
Applied Materials Belgium N.V.		Belgium
Applied Materials Deutschland Holding GmbH	(c)	Germany
Applied Materials France		France
Applied Materials GmbH		Germany
Applied Materials Ireland Limited		Ireland
Applied Materials Italia S.r.l.		Italy
Applied Materials Japan, Inc.	(d)	Japan
Applied Materials Korea Ltd.	(e)	Korea
Applied Materials Switzerland S.à r.l. in liquidation		Switzerland

(7) Applied Materials SPVI, Inc. owns the following subsidiary:
Applied Materials SPV2, Inc.	(f)	Delaware

(8) Applied Ventures, LLC owns the following subsidiary:
Applied Ventures Investment Management GP I, LLC	(g)	Delaware

(9) Applied Ventures, LLC owns 50% of the following subsidiary:
Applied Ventures ITIC Innovation Fund GP, LLC	(h)	Delaware

(10) DFMSim, Inc. owns the following subsidiaries:
DFMSim GmbH in Liquidation		Germany
DFMSim Software India Private Limited		India

(11) Varian Semiconductor Equipment Associates, Inc. owns the following subsidiary:
Applied Materials South East Asia Pte. Ltd.	(g) (i)	Singapore

(a) Applied Materials (China) Holdings, Ltd. owns the following subsidiary:
Applied Materials (Xi'an), Ltd.		P.R. China

(b) Applied Materials China, Limited. owns the following subsidiary:
Applied Materials (China), Inc.		P.R. China

(c) Applied Materials Deutschland Holding GmbH owns the following subsidiaries:
Applied Materials GmbH & Co. KG	(j)	Germany
Applied Materials Verwaltung GmbH		Germany
Mecatronix GmbH	(k)	Germany

LEGAL ENTITY NAME		PLACE OF INCORPORATION
(d) Applied Materials Japan, Inc. owns the following subsidiary:
Sigmameltec Ltd.		Japan

(e) Applied Materials Korea Ltd. owns the following subsidiary:
VNI Solution Co., Ltd.		Korea

(f) Applied Materials SPV2, Inc. owns a 50% interest in the following subsidiary:
eLith LLC		Delaware

(g) Applied Ventures Investment Management GP I, LLC and Applied Materials South East Asia Pte. Ltd., collectively own 60% of the following subsidiary:
Applied Ventures Innovation Fund I, L.P.		Delaware

(h) Applied Ventures ITIC Innovation Fund GP, LLC and Applied Materials, Inc. collectively own 50.5% of the following subsidiary:
Applied Ventures ITIC Innovation Fund, L.P.		Delaware

(i) Applied Materials South East Asia Pte. Ltd. owns the followings subsidiaries:
Applied Materials 1 LLC		Delaware
Applied Materials 1 LLC Luxembourg S. C. S.	(l)	Luxembourg
Applied Materials 2 LLC		Delaware
Applied Materials 2 LLC Luxembourg S. C. S.	(l)	Luxembourg
Applied Materials Philippines LLC		Nevada
BluPlanet Pte. Ltd. in liquidation		Singapore
DMO Systems Limited		Cayman Islands
MDLSoft LLC	(m)	Delaware

(j) Applied Materials GmbH & Co. KG owns the following subsidiary:
Applied Materials WEB Coating GmbH		Germany

(k) Mecatronix GmbH owns the following subsidiary:
Mecatronix Asia Ltd.		Korea

(l) Applied Materials 1 LLC Luxembourg S. C. S. and Applied Materials 2 LLC Luxembourg S. C. S. each partially own the following subsidiary:
Applied Materials 2 LLC Luxembourg S. C. S. 3 S. C. S.	(n)	Luxembourg

(m) MDLSoft LLC owns the following subsidiary:
MDLab S.r. l.		Italy

(n) Applied Materials 2 LLC Luxembourg S. C. S. 3 S. C. S. owns the following subsidiaries:
Altin Limited		Hong Kong
Applied Materials Europe B. V.		The Netherlands
Applied Materials Singapore Technology Pte. Ltd.		Singapore
Varian Korea, Ltd.		Korea

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